UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2006

LEAPFROG ENTERPRISES, INC.

(Exact name of registrant as specified in its chapter)

Delaware	1-31396	95-4652013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Hollis Street, Suite 150 Emeryville, California	94608-1071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

2006 Employee Bonus Plan

On March 27, 2006, the Compensation Committee approved the 2006 employee bonus plan (the “2006 Employee Bonus Plan”) in which employees of LeapFrog, including certain of our Named Executive Officers, but not including LeapFrog employees who are participating in another LeapFrog incentive program (such as a sales incentive or commission program) or have individual compensation arrangements regarding bonus payments, may participate. Under the original 2006 Employee Bonus Plan, bonuses, if any, would be paid in cash.

On August 1, 2006, the Board of Directors approved an amendment to the 2006 Employee Bonus Plan. Under the plan as amended, for employees who report to LeapFrog’s Chief Executive Officer, which includes certain of our Named Executive Officers, if a bonus is awarded, up to 20% of the total potential bonus amount may be paid in the form of a non-statutory stock option grant with four year vesting.

Under the plan, individual bonus awards are based on the achievement of overall company and business unit goals with respect to 2006 operating profit, net sales and gross margin, as well as achievement of specified individual performance goals, if applicable, or an assessment of overall personal performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc.
(Registrant)

	By:	/s/ William B. Chiasson
Date: August 4, 2006		William B. Chiasson
Chief Financial Officer